UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2013

InterCloud Systems Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-32037
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 N. Military Trail, Suite 275 Boca Raton, Florida 33431	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-988-1988

Genesis Group Holdings, Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Explanatory Note:

On January 18, 2013, InterCloud Systems, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) disclosing the dismissal of Sherb & Co., LLP (“Sherb”) as the Company’s independent auditor, and the engagement of BDO USA, LLP (“BDO”) as its independent auditor.  On January 25, 2013, the Original 8-K was amended by Amendment No. 1 to the Original 8-K (“Amendment No. 1”) to provide that Sherb’s audit reports for the Company’s financial statements as of and for the fiscal years ended December 31, 2011 and 2010 contained a qualification as to the uncertainty of the Company’s ability to continue as a going concern.

This Amendment No. 2 on Form 8-K/A (this “Amendment No. 2”) amends and restates the Original 8-K, as amended by Amendment No. 1, in its entirety, and is being filed to (i) clarify that the qualifications contained in Sherb’s audit reports as described in Item 4.01 of this Amendment No. 2 were contained in both of Sherb’s audit reports for each of the fiscal years ended December 31, 2011 and 2010, and (ii) attach as Exhibit 16.1 hereto the letter from Sherb addressed to the SEC stating that it agrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K.

Item 4.01	Changes in Registrant’s Certifying Accountant.

Dismissal of Previous Independent Registered Public Accounting Firm

On January 17, 2013, our Board of Directors approved the dismissal of Sherb as our independent auditor, effective immediately.

Sherb’s reports on our financial statements as of and for the fiscal years ended December 31, 2011 and 2010 contained a qualification that due to our losses from operations and accumulated deficits, there was substantial uncertainty about our ability to continue as a going concern.  Other than such qualification, Sherb’s reports on our financial statements as of and for the fiscal years ended December 31, 2011 and 2010 did not contain any other adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2011 and 2010 and through Sherb’s dismissal on January 17, 2013, there were (1) no disagreements with Sherb on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Sherb, would have caused Sherb to make reference to the subject matter of the disagreements in connection with its reports, and (2) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

We furnished Sherb with a copy of this disclosure on January 28, 2013, providing Sherb with the opportunity to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by us herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree.  On January 29, 2013, we received such letter from Sherb, a copy of which is filed as Exhibit 16.1 hereto.

Engagement of New Independent Registered Public Accounting Firm

Concurrent with the decision to dismiss Sherb as our independent auditor, our Board of Directors appointed BDO as our independent auditor.

During the years ended December 31, 2011 and 2010 and through the date hereof, neither the Company nor anyone acting on its behalf consulted BDO with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that BDO concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

Item9.01	Financial Statements and Exhibits

(d)           Exhibits.

The following is filed as an exhibit to this report:

Exhibit No.	Description

16.1	Letter of Sherb & Co., LLP dated January 28, 2013 to the Securities and Exchange Commission regarding change of Independent Registered Public Accountants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2013	InterCloud Systems, Inc.

	By:	/s/ Mark E. Munro
	Name:	Mark E. Munro
	Title:	Chief Executive Officer

EXHIBITS

Exhibit No.	Description

16.1	Letter of Sherb & Co., LLP dated January 28, 2013 to the Securities and Exchange Commission regarding change of Independent Registered Public Accountants.